UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 19, 2010

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3722

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, Genesee & Wyoming Inc. (the “Company”) entered into a Business Sale Agreement, dated as of June 9, 2010 (the “BSA”), with FreightLink Pty Ltd (receivers and managers appointed) (“FL”), Asia Pacific Transport Pty Ltd (receivers and managers appointed) (“APT”) and the other APT joint venture sellers (together with FL and APT, “FreightLink”) and the Company’s wholly owned subsidiary GWA (North) Pty Ltd (“North”). The BSA contemplates that North will acquire the business and business assets of FreightLink for A$332 million (US$325 million at current exchange rates), plus the assumption of debt with a carrying value of A$1.8 million (US$1.8 million), and that the Company will guarantee North’s obligations and performance under the BSA (the “FreightLink Acquisition”). In addition, under the BSA, the Company is required to pay all stamp duty (an Australian asset transfer tax) related to the FreightLink Acquisition, which is expected to be approximately A$17 million.

Pursuant to the BSA, North will acquire FreightLink’s freight rail business between Tarcoola, South Australia and Darwin in the Northern Territory of Australia (the “Railway”), certain material contracts, equipment and property leases, as well as FreightLink’s goodwill, intellectual property, plant, equipment and business inventory. The completion of the FreightLink Acquisition is contingent upon customary closing conditions, including the receipt of governmental approvals and the assignment and novation of material contracts, certain of which have been satisfied as set forth below.

The Company’s subsidiary, Genesee & Wyoming Australia Pty Ltd (“GWA”), has managed FreightLink’s freight rail services since FreightLink’s inception in 2004 and currently provides the majority of FreightLink’s crews, manages FreightLink’s train operations and also leases locomotives and wagons to FreightLink.

The Company expects to close the acquisition and commence operations in the fourth quarter of 2010.

Sale Consent Deed

On November 19, 2010, North, The Northern Territory of Australia (the “Northern Territory”), The Crown in right of the State of South Australia (the “South Australia”), The AustralAsia Railway Corporation (the “AustralAsia Corporation”) and APT entered into the Sale Consent Deed (the “Consent Deed”), which Consent Deed sets out, among other matters, the transfer of APT’s interest in the Railway and the corridor to North and novates the amended and restated Concession Deed (“Concession Deed”) and the A$50,000,000 Term Loan Facility Agreement (the “Term Loan”) to North, in each case upon the closing of the FreightLink Acquisition.

Pursuant to the Concession Deed, the AustralAsia Corporation, with the approval of the Northern Territory and South Australia, grants to North a concession to operate the Railway until January 14, 2054 (unless terminated or extended subject to the provisions of the Concession Deed). The Concession Deed includes customary representations, warranties and undertakings, including without limitation, an obligation of North to operate and maintain the Railway in accordance with minimum performance criteria and prudent business practices to promote efficient and competitive rail transportation services. North must also grant third-parties access to the Railway in accordance with applicable laws and regulations. As is customary in similar concession arrangements in Australia, North bears all risk of loss or damage to the Railway and related real property (and must maintain insurance to mitigate this risk). The Concession Deed also contains restrictions on cash distributions from North in the event that certain debt and working capital covenants are not satisfied, and requires the AustralAsia Corporation approval for certain additional incurrences of debt, financial guarantees or refinancings. The AustralAsia Corporation also has the right to approve certain transfers or assignments of a material interest in the Railway, assignments of a material agreement or changes of control of North or any majority owner of North, including the Company. In the event the transfer, assignment or change of control satisfies certain criteria, the AustralAsia Corporation may not unreasonably withhold its consent to the transaction. Subject to customary cure provisions, the AustralAsia Corporation may terminate the Concession Deed in the event, among others, of a material failure by North to operate, maintain or repair the Railway, a default by North on a material obligation or agreement associated with the Railway or insolvency of North. North may terminate the Concession Deed in the event it is prevented from operating the Railway as a result of default by the AustralAsia Corporation of a material obligation, prejudicial governmental action or a change in law that prohibits North’s operation of the Railway. In the event North terminates the Concession Deed as a result of the actions of the AustralAsia Corporation, the AustralAsia Corporation is required to pay North an early termination amount commensurate with North’s loss of value. The Concession Deed is governed by the laws of the Northern Territory of Australia.

Pursuant to the Term Loan, North agrees to repay A$50 million to the AustralAsia Corporation, as Lender, at the termination of the Concession Deed in 2054. The provisions of the Term Loan require payment of interest and principal prior to the termination of the Concession Deed only in cases where North’s EBITDA exceeds certain benchmark levels. North does not anticipate that the benchmark levels will be met over the course of the Term Loan. North will account for the loan at an initial carrying value of A$1.8 million, which principal amount will accrete to A$50 million over the term of the Concession Deed. The Term Loan contains customary representations, warranties and undertakings by North and ordinary course prepayment provisions. The Term Loan is governed by the laws of the Northern Territory of Australia.

Guarantee and Indemnity (GWA)

On November 19, 2010, GWA, as guarantor, entered into a Guarantee and Indemnity with the AustralAsia Corporation, as beneficiary, whereby GWA agreed to guarantee the obligations of North under the Concession Deed (excluding obligations under the Term Loan). The Guarantee and Indemnity provides an unconditional and irrevocable guarantee of the obligations of North under the Concession Deed, following customary demands and failures to perform by North and ordinary course cure periods. The Guarantee and Indemnity has no further force or effect following the termination of the Concession Deed. The Guarantee and Indemnity is governed by the laws of the Northern Territory of Australia.

A copy of the above referenced agreements are included as exhibits to this Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summary of certain provisions of these documents are qualified in their entirety by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Sale Consent Deed

10.2	Guarantee and Indemnity (GWA)

Forward Looking Statement

Certain statements in this report that discuss GWI’s expectations are forward-looking statements within the meaning of the federal securities laws and are based upon GWI’s current belief as to the outcome of future events. Although GWI believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. GWI cautions investors and potential investors not to place undue reliance on such statements and disclaims any intention to update the current expectations or forward-looking statements contained in this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2010

GENESEE & WYOMING INC.

By:	/s/ ALLISON M. FERGUS
Name:	Allison M. Fergus
Title:	General Counsel and Secretary